UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

HCP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 10, 2018, HCP, Inc. (the “Company”) announced its intention to commence a public offering of an aggregate of 14,000,000 shares of its common stock, consisting of 2,000,000 shares offered directly by the Company and 12,000,000 shares offered on a forward basis, with an option for the underwriter to purchase from the forward purchaser or its affiliate up to an additional 2,100,000 shares. In connection with the offering of the common stock, the Company disclosed to prospective investors certain information on or about December 10, 2018. This information is filed hereto as Exhibit 99.1 and incorporated by reference herein.

A copy of the press release issued by the Company on December 10, 2018 announcing the offering of the common stock is filed as Exhibit 99.2 hereto and incorporated by reference herein.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Certain information with respect to HCP, Inc.
99.2	Press release of HCP, Inc., dated December 10, 2018, relating to the offering of common stock.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Certain information with respect to HCP, Inc.
99.2	Press release of HCP, Inc., dated December 10, 2018, relating to the offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCP, INC.
(Registrant)

Date: December 10, 2018	By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Executive Vice President and Chief Financial Officer